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                                                                    Exhibit 10.7

                    Form of Intercreditor Security Agreement

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT (this "Intercreditor Agreement" or this "Agreement") is made as of the _______day of November, 1998, by and among SPATIALIGHT, INC., a New York corporation (the "Borrower"), ARGYLE CAPITAL MANAGEMENT CORPORATION, a Delaware corporation (when acting on its own behalf, "Argyle"), each of the Persons listed on Schedule A annexed hereto, as now existing and as hereafter amended from time to time, each of whom has executed a counterpart of this Intercreditor Agreement (the Lenders listed on Schedule A are hereinafter sometimes referred to as the "November Lenders"), and each of the Persons listed on Schedule B annexed hereto, each of whom has executed a counterpart of this Intercreditor Agreement by and through his or its duly authorized agent, Argyle (the Lenders listed on Schedule B are hereinafter sometimes referred to as the "August Lenders").

                                    Recitals

         WHEREAS, Argyle and the Borrower have entered into (i) that certain Promissory Note dated January 23, 1998 in the principal amount of $150,000, (ii) that certain Secured Promissory Note dated February 24, 1998 in the principal amount of $350,000, (iii) that certain Secured Promissory Note dated March 18, 1998 in the principal amount of $50,000, (iv) that certain Secured Promissory Note dated March 27, 1998 in the principal amount of $20,000, (v) that certain Secured Promissory Note dated April 3, 1998 in the principal amount of $70,000,
(vi) that certain Secured Promissory Note dated April 17, 1998 in the principal amount of $90,000, (vii) that certain Secured Promissory Note dated May 1, 1998 in the principal amount of $89,000, (viii) that certain Secured Promissory Note dated May 15, 1998 in the principal amount of $85,000, (ix) that certain Secured Promissory Note dated May 29, 1998 in the principal amount of $76,500, (x) that certain Extension Agreement, dated May 20, 1998, extending the maturity dates of each of the notes identified in (ii) through (viii) above to September 18, 1998, and (xi) such other notes executed and delivered by the Borrower to Argyle evidencing indebtedness to Argyle prior to the date hereof (collectively, the "Subordinated Notes"), bearing interest at the rate provided for therein and containing provisions for payment and acceleration of maturity in the event of default as therein set forth, pursuant to which Argyle agreed to make certain loans and financial accommodations to the Borrower (collectively, the "Subordinated Loans"). The Subordinated Notes are secured by that certain Security Agreement dated February 24, 1998 from the Borrower to Argyle (the "Subordinated Security Agreement"), pursuant to which the Borrower has granted to Argyle a first priority perfected security interest in and lien on certain of the Borrower's property and assets as more fully described in the Subordinated Security Agreement (the "Argyle Collateral");

         WHEREAS, Argyle has certain rights to convert the Subordinated Loans into equity of the Borrower and certain registration rights upon such conversion under and pursuant to (i) that certain Letter Agreement dated March 31, 1998 between Argyle and the Borrower, (ii) that certain Letter Agreement dated April 30, 1998 between Argyle and the Borrower and (iii) that certain Letter Agreement dated May 15, 1998 between Argyle and the Borrower (collectively, the "Conversion Agreements", and, together with the Subordinated Notes and the Subordinated Security Agreement, and all other mortgages, security agreements, financing statements, documents, certificates and instruments relating to, arising out of; or in any way connected therewith or any of the transactions



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contemplated thereby are hereinafter collectively referred to as the
"Subordinated Loan Documents");

         WHEREAS, the Borrower and the August Lenders have entered or intend to enter into one or more Convertible Secured Loan Agreements (as the same may be amended, modified, supplemented or renewed from time to time, the "August Loan Agreements"), pursuant to which the August Lenders have agreed to lend to the Borrower up to $1,000,000, and the Borrower to evidence its indebtedness to the August Lenders under the August Loan Agreements, has executed and delivered to the August Lenders its Convertible Secured Notes (the "August Notes"), in the aggregate principal amount of up to $1,000,000 (the "August Loan"), to mature on December 31, 1998 (subject to extension, under certain circumstances, by the Borrower to December 31, 1999) and the August Notes being payable to the order of the August Lenders, bearing interest at the rate provided for therein and containing provisions for payment and acceleration of maturity in the event of default, as therein set forth. The August Notes are or shall be secured by one or more Security Agreements (whether one or more, the "August Security Agreements"), from the Borrower in favor of the respective August Lenders, pursuant to which the Borrower has granted or shall grant to the August Lenders a perfected security interest in and lien on certain of the Borrower's property and assets as more fully described in the August Security Agreements (the "August Collateral"). (The August Loan Agreements, the August Notes and the August Security Agreements, together with all other mortgages, security agreements, financing statements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby are hereinafter collectively referred to as the "August Loan Documents");

         WHEREAS, the Borrower and the November Lenders have entered or intend to enter into one or more Convertible Secured Loan Agreements (as the same may be amended, modified, supplemented or renewed from time to time, the "November Loan Agreements"), pursuant to which the November Lenders have agreed to lend to the Borrower up to $2,000,000, and the Borrower to evidence its indebtedness to the November Lenders under the November Loan Agreements, has executed and delivered or shall execute and deliver to the November Lenders its Convertible Secured Notes (the "November Notes"), in the aggregate principal amount of up to $2,000,000 (the "November Loan"), to mature on December 31, 1998 (subject to extension, under certain circumstances, by the Borrower to December 31, 1999) with the November Notes being payable to the order of the November Lenders, bearing interest at the rate provided for therein and containing provisions for payment and acceleration of maturity in the event of default, as therein set forth. The November Notes are or shall be secured by one or more Security Agreements (whether one or more, the "November Security Agreements"), from the Borrower in favor of the respective November Lenders, pursuant to which the Borrower has granted or shall grant to the November Lenders a perfected security interest in and lien on certain of the Borrower's property and assets as more fully described in the November Security Agreements (the "November Collateral"). (The November Loan Agreements, the November Notes and the November Security Agreements, together with all other mortgages, security agreements, financing statements, documents, certificates and instruments relating to, arising out of; or in any way connected therewith or any of the transactions contemplated thereby are hereinafter collectively referred to as the "November Loan Documents");

         WHEREAS, the November Lenders have required as an absolute condition precedent to the execution and delivery of the November Loan Documents that their respective obligations shall be equally and ratably secured by a first prior and perfected lien on and security interest in the November Collateral shared pari passu as provided herein with the lien and security interest in the



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Argyle Collateral held by Argyle and with the lien and security interest in the
August Collateral held by the August Lenders, to the extent such liens and security interests are perfected and enforceable (the November Collateral, the Argyle Collateral and the August Collateral are referred to collectively as the "Collateral") and that the payment obligations of the Borrower to Argyle under and pursuant to the Subordinated Loan Documents shall be junior and subordinate to the payment obligations of the Borrower under the November Loan Documents as set forth herein. (The November Notes and the August Notes are hereinafter collectively referred to as the "Senior Notes"; the November Loan and the August Loan are hereinafter collectively referred to as the "Senior Loan"; the November Security Agreement and the August Security Agreements are hereinafter collectively referred to as the "Senior Security Agreements"; the November Loan Documents and the August Loan Documents are hereinafter collectively referred to as the "Senior Loan Documents"; and the November Lenders and the August Lenders are hereinafter sometimes collectively referred to as the "Senior Lenders"); and

         WHEREAS, the parties desire to enter into this Intercreditor Agreement in order to set forth certain provisions and understandings concerning their respective obligations.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, each of parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms shall have the meanings in this Agreement assigned to them in this Section:

         "Agent" shall have the meaning given such term in Section 3.6(a).

         "Agreement" shall mean this Intercreditor Agreement as amended or modified in accordance with the terms hereof.

         "Business Day" shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which commercial banks located in New York, New York are required or authorized by law or executive order to close or remain closed.

         "Collateral" shall have the meanings set forth in the Recitals hereof.

         "Conversion Agreements" shall have the meaning set forth in the Recitals hereof

         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Enforcement Action" shall have the meaning given such term in Section
3.6 (a) hereof.

         "Event of Default" shall mean an "Event of Default" as such term is defined in the Subordinated Loan Documents and the Senior Loan Documents.




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         "Insolvency Event" shall have the meaning given to such term in Section
3.2(a) hereof

         "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Senior Loan Documents" shall have the meaning set forth in the Recitals hereof; and shall include such agreement as amended or modified in accordance with its terms and in accordance with the terms hereof.

         "Senior Secured Obligations" shall mean the indebtedness, obligations and liabilities of the Borrower to the Senior Lenders under the Senior Loan Documents (including, but not limited to, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Senior Notes), whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise and all obligations of the Borrower to the Senior Lenders arising out of any modification, amendment, increase, extension, refinancing or refunding of any of the foregoing obligations.

         "Subordinated Loan Documents" shall have the meaning set forth in the Recitals hereof; and shall include such agreement as amended or modified in accordance with its terms and in accordance with the terms hereof

         "Subordinated Secured Obligations" shall mean the indebtedness, obligations and liabilities of the Borrower to Argyle under the Subordinated Loan Documents (including, but not limited to, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Subordinated Notes) and the Conversion Agreements, whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Borrower to Argyle arising out of any modification, amendment, increase, extension, refinancing or refunding of any of the foregoing obligations.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF ARGYLE

         SECTION 2.1 Representations and Warranties. Argyle represents and warrants to the Senior Lenders as follows:

         (a) Argyle has delivered to the Senior Lenders true, correct and complete copies of all documents evidencing and securing the Subordinated Secured Obligations.

         (b) The aggregate principal amount of all Subordinated Secured Obligations outstanding on the date hereof is $1,188,000.

         (c) Argyle is duly authorized to act as agent of the August Lenders for purposes of executing this Intercreditor Agreement and binding the August Lenders to the same and for purposes of carrying out the transactions contemplated hereby.




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                                   ARTICLE III

                   SUBORDINATION TO SENIOR SECURED OBLIGATIONS

         SECTION 3.1 Subordination of Payment.

         (a) General Notwithstanding anything in the Subordinated Loan Documents to the contrary, Argyle agrees and covenants that the Subordinated Secured Obligations are and shall be subordinate in right of payment to the Senior Secured Obligations. Each of the Senior Lenders agrees that his or its respective rights to payments from Borrower on the Senior Secured Obligations shall be pari passu with the other Senior Lenders. The Senior Secured Obligations shall not be deemed to have been paid in full until the Senior Loan Documents shall have been terminated as provided therein and the Senior Lenders shall each have received payment in full of the Senior Secured Obligations in cash or equity as provided for in the Senior Loan Documents.

         (b) Subordination of Payment. Until the Senior Secured Obligations have been paid in full, the payment of the Subordinated Secured Obligations shall be postponed and subordinated to the payment of all of the Senior Secured Obligations except that the Subordinated Secured Obligations can be converted in whole or in part into equity of the Borrower at any time in accordance with the Subordinated Loan Documents. Except as provided in the immediately preceding sentence, Argyle shall accept no payments or other distributions whatsoever on account of the Subordinated Secured Obligations under and pursuant to the Subordinated Loan Documents, nor shall any property or assets of the Borrower be applied to the purchase or acquisition or retirement of any of the Subordinated Secured Obligations.

         (c) Conversion of Subordinated Secured Obligations and Senior Secured Obligations. To the extent Argyle converts its Subordinated Secured Obligations in whole into equity of the Borrower or any Senior Lender converts its Senior
Note in whole into equity of the Borrower, this Agreement as it pertains to Argyle or such Senior Lender shall be terminated and deemed null and void and of no further force or effect provided, however, that Argyle or such Senior Lender shall have executed and delivered to the Borrower, at the Borrower's sole expense, such documents as the Borrower shall reasonably request to evidence the termination of its respective security interest in the Collateral held by Argyle or such Senior Lender.

         SECTION 3.2 Priority and Payment Over of Proceeds in Certain Events.

         (a) Insolvency or Dissolution of the Borrower. Upon any payment or distribution of all or any of the assets or securities of the Borrower of any kind or character, whether in cash, property or securities, upon any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower or otherwise (any such event being an "Insolvency Event"), all Senior Secured Obligations shall first be paid in full before Argyle shall be entitled to receive any payment of the Subordinated Secured Obligations. Upon the occurrence of any Insolvency Event, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, to which Argyle would be entitled, shall be made by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution,



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directly to or for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment in full of all Senior Secured Obligations.

         (b) Demand for or Acceleration of Payment of Subordinated Secured Obligations. In the event that the Subordinated Secured Obligations are declared due and payable or the maturity thereof is accelerated for any reason, then and in such event, the Senior Lenders shall be entitled to receive payment equally and ratably in full of all amounts due or to become due on or in respect of the Senior Secured Obligations (whether or not a Default has occurred under the Senior Loan Documents or such Senior Secured Obligations are, or have been declared to be, due and payable prior to the date on which it otherwise would have become due and payable) before Argyle shall be entitled to receive any payment of the Subordinated Secured Obligations.

         (c) Application of Proceeds. All amounts owing with respect to the Senior Secured Obligations shall be equally and ratably secured with the Subordinated Secured Obligations, to the extent perfected and enforceable, by a first prior and perfected lien on and security interest in the Collateral without distinction as to whether some Senior Secured Obligations or Subordinated Secured Obligations are then due and payable and other Senior Secured Obligations or Subordinated Secured Obligations are not then due and payable. Upon any realization upon the Collateral, the parties each covenant and agree that the proceeds thereof shall be applied (1) first, to any amounts owing to the Senior Lenders relating to any Enforcement Actions; (2) second, equally and ratably to the payment of all amounts of interest outstanding which constitute the Senior Secured Obligations and Subordinated Secured Obligations according to the aggregate amounts of such interest then owing to the holders of such Senior Secured Obligations and such Subordinated Secured Obligations, respectively; (3) third, equally and ratably to all amounts of principal outstanding under the Senior Secured Obligations and the Subordinated Secured Obligations according to the aggregate amounts of such principal then owing to the holders of such Senior Secured Obligations and Argyle, respectively; (4) fourth, equally and ratably to other amounts then due to the holders of the Senior Secured Obligations and Argyle (including fees, expenses and premiums, if any) with amounts prorated, if necessary, based on the aggregate amounts thereof then owing to such holders; and (5) fifth, the balance, if any, shall be returned to the Borrower or such other Persons as are entitled thereto.

         (d) Certain Payments Held in Trust. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, Argyle shall have received any payment or distribution in respect of the Subordinated Secured Obligations contrary to such provisions, then and in such event such payment or distribution shall be received and held in trust for the Senior Lenders and shall be paid over or delivered to the Senior Lenders for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the equal and ratable payment or prepayment of all Senior Secured Obligations in full.

         SECTION 3.3 Suspension of Remedies. Until the Senior Secured Obligations have been paid in full as provided for in the Senior Loan Documents, Argyle shall not (i) ask, demand, or sue for any payment, distribution or any other remedy in respect of the Subordinated Secured Obligations, or (ii) commence, or join with any other creditor (other than the Senior Lenders) in commencing, any Insolvency Event.




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         SECTION 3.4. Subordination of Liens.

         (a) General. Argyle agrees that its security interest and liens on the Collateral are equal and ratable with the security interest and liens of the Senior Lenders, and Argyle further agrees that until payment in full of the Senior Secured Obligations as provided for in the Senior Loan Documents, (i) Argyle shall not take any action to enforce any security interest or lien upon the Collateral under and pursuant to the Subordinated Loan Documents, and (ii) to the extent any conflict arises between the Senior Loan Documents and the Subordinated Loan Documents, the provisions of the Senior Loan Documents shall prevail.

         (b) No Contest. Each of Argyle and the Senior Lenders agrees that it will not at any time contest the validity, perfection, priority or enforceability of the security interests and liens granted by the Borrower to any other party to this Agreement.

         (c) Rights of Argyle Not to be Impaired. The provisions of this Agreement relating to the priority of payments are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and Argyle on the other hand and nothing herein shall impair, as between the Borrower and Argyle, the obligations of the Borrower with respect to the Subordinated Loan Documents which are unconditional and absolute.

         SECTION 3.5 Rights of Senior Lenders Not to be Impaired. No right of the Senior Lenders to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any of the Senior Lenders, or by any noncompliance by the Borrower, with the terms, provisions and covenants herein.

         SECTION 3.6 Actions to Effectuate Subordination.

         (a) Authorization to Agent to Act. Upon the occurrence of an event described in Section 3.2(a) or an Event of Default under the Senior Loan Documents, the November Lenders hereby appoint Steven F. Tripp (the "Agent"), who is hereby irrevocably authorized and empowered (in his own name or in the name of any of the November Lenders or otherwise), (i) to initiate any suit, injunction or other equitable relief, claim, demand or action of any kind whatsoever with respect to any effort to realize on the Collateral pursuant to any of the Subordinated Loan Documents, the November Loan Documents or otherwise, (ii) to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Secured Obligations or enforcing any security interest or other lien securing payment of the Subordinated Secured Obligations) as he may deem necessary or advisable with respect to the exercise or enforcement of any of the rights or interests in respect of the Subordinated Secured Obligations and the Senior Secured Obligations held by the November Lenders (any such act being an "Enforcement Action"). The Agent will promptly notify Argyle of the exercise of any Enforcement Action but the failure to give such notice shall not invalidate any such exercise. Argyle shall refrain from, directly or indirectly, taking, filing or pursuing any Enforcement Action of any kind whatsoever. (Pursuant to one or more separate intercreditor agreements by and among the August Lenders and Argyle, the August Lenders have authorized Argyle to act as agent on their behalf under similar circumstances, and the Agent hereunder shall have no obligation or authority to act on behalf of the August Lenders.)

         Neither the Agent nor any company with which he is affiliated, nor any of the directors, officers, agents or employees of such company shall be liable for any action taken or omitted to be



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taken by him or them under or in connection with this Agreement in the absence of his or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (1) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (2) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by him and shall not be liable for any action taken or omitted to be taken in good faith by him in accordance with the advice of such counsel, accountants, or experts; (3) makes no warranty or representations to any Senior Lender and shall not be responsible to any Senior Lender for any statements, warranties, or representations made in or in connection with this Agreement other than those statements, warranties or representations made by himself as the holder of certain Senior Secured Obligations; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement on the part of the Borrower, or to inspect the property (including the books and records) of the Borrower; (5) shall not be responsible to any Senior Lender for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; and (6) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be sent by telegram, telex, or facsimile transmission) believed by him to be genuine and signed or sent by the proper party or parties.

         The November Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower) ratably according to the respective amounts of their commitments, and the Borrower jointly and severally agrees to indemnify the Agent, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no November Lender shall be liable for any portion of any of the foregoing resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each November Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement.

         The Agent may resign at any time by giving at least sixty (60) days' prior written notice thereof to the November Lenders and the Borrower and may be removed at any time with or without cause by a vote of the November Lenders holding a majority of the amount of the Senior Secured Obligations held by the November Lenders. Upon any such resignation or removal, the November Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the November Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the November Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the November Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from his duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this document shall inure to the benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         (b) Argyle to Take Certain Actions. Argyle shall duly and promptly take such action as the Agent may request (i) to collect the Subordinated Secured Obligations for account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Secured Obligations, (ii) to execute and deliver to the Agent such powers of attorney, assignments or other instruments as the Agent may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Secured Obligations, (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Secured Obligations and (iv) to effectuate any other provision hereof.

         (c) Lender to Take Certain Actions. Each November Lender shall duly and promptly take such action as the Agent may request (i) to collect the Senior Secured Obligations for account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of the Senior Secured Obligations, (ii) to execute and deliver to the Agent such powers of attorney, assignments or other instruments as the Agent may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Senior Secured Obligations, (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Senior Secured Obligations and (iv) to effectuate any other provision hereof.

         SECTION 3.7 Subrogation. When all Senior Secured Obligations then outstanding have been paid in full and the Senior Lenders' obligations to extend credit under all Senior Loan Documents have been terminated, Argyle shall be subrogated to the rights of the holders of Senior Secured Obligations to receive payments or distributions of assets of the Borrower that would be deemed payable on the Senior Secured Obligations until the Subordinated Secured Obligations shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Secured Obligations of any cash, property or securities to which Argyle would be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Secured Obligations by Argyle, shall, as between the Borrower and their creditors other than the holders of Senior Secured Obligations, on one hand, and Argyle on the other hand, be deemed to be a payment by the Borrower to or on account of Senior Secured Obligations.

         SECTION 3.8 Subordination Legend, Further Assurances. Argyle will cause the Subordinated Notes and each other instrument now or hereafter held by it or him evidencing the Subordinated Secured Obligations to be endorsed with the following legend:

         "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of certain Senior Secured Obligations (as defined in the Intercreditor Agreement hereinafter referred to) pursuant to, and to the extent provided in, that certain Intercreditor Agreement dated November ___, 1998, by and among SPATIALIGHT, INC., a New York corporation (the "Borrower"), ARGYLE CAPITAL MANAGEMENT CORPORATION, a Delaware corporation, and the Senior Lenders (as defined therein).

         This instrument may not be offered, sold or otherwise transferred until the purchaser, assignee or transferee has become a party to and bound by such Intercreditor Agreement."

Argyle will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Intercreditor Agreement.

                                   ARTICLE IV
                                   COVENANTS

         SECTION 4.1 Covenants of Argyle. Argyle hereby covenants and agrees with the Senior Lenders that, unless the Senior Lenders shall otherwise agree in writing, prior to the termination of the Senior Loan Documents and payment in full of the Senior Secured Obligations:

         (a) Argyle will not cancel or otherwise discharge any of the Subordinated Secured Obligations (except for conversion into equity of the Borrower as permitted by Article III or upon payment in full thereof to the extent permitted by Article III).

         (b) Argyle will not sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Secured Obligations held by it unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement.

         (c) Argyle will not permit the terms of any of the Subordinated Secured Obligations held by it to be amended or modified in such a manner as to have any adverse effect upon the rights or interest of any Senior Lender hereunder.

         (d) Argyle will not take additional security for the payment of any Subordinated Secured Obligations or any other obligation of the Borrower to Argyle or any August Lender, or obtain a lien, security interest or other charge or encumbrance of any nature whatsoever against the Borrower's property, whether now owned or hereafter acquired, without first giving ten (10) days notice to the Senior Lenders confirming that such additional security constitutes Collateral as defined in, and governed by, this Agreement.

         (e) Argyle will extend the maturity date of the Subordinated Notes to the later of (i) December 31, 1998 or (ii) the maturity date of the Senior Notes, as extended from time to time under and pursuant to the terms thereof.

         (f) Argyle will decrease the interest rate on the Subordinated Notes to the rate of six percent (6%) per annum.

         (g) Argyle agrees to provide to the Agent, within 10 days after the execution of this Agreement, (i) a copy of each Subordinated Note and each other instrument now or hereafter held by it evidencing the Subordinated Secured Obligations reflecting the addition of the legend required by Section 3.8 of this Agreement, and (ii) an amendment or modification to each Subordinated Note reflecting the decrease in the interest rate on the Subordinated Notes to the rate of six percent (6%) per annum as required by Section 4.1(f) of this Agreement. Argyle further agrees to provide the Agent with copies of any and all modifications or amendments to the Subordinated Loan Documents promptly upon the execution thereof.

         (h) Argyle will not extend any credit to the Borrower in excess of $1,188,000 that is secured by the Collateral or any other property or assets of the Borrower.

         (i) At any time and from time to time, upon the written request of the Senior Lenders, Argyle and each of the August Lenders shall promptly and duly execute and deliver any and all such further instruments and documents and take such action as Senior Lenders may reasonably deem necessary or desirable to obtain the full benefits of this Agreement.

         SECTION 4.2 Covenants of the Senior Lenders. The Senior Lenders hereby covenant and agree with each other and with Argyle as follows:

         (a) The August Lenders will not extend any credit to the Borrower in excess of $1,000,000 (i.e. collectively with respect to extensions of credit by the August Lenders) that is secured by the Collateral or any other property or assets of the Borrower. Each of the August Lenders represents and warrants that the outstanding indebtedness owing to him or it by the Borrower as of the date of this Agreement is accurately set forth beside his or its name on Schedule B annexed hereto.

         (b) The November Lenders will not extend any credit to the Borrower in excess of $2,000,000 (i.e. collectively with respect to extensions of credit by the November Lenders) that is secured by the Collateral or any other property or assets of the Borrower. Each of the November Lenders represents and warrants that the outstanding indebtedness owing to him or it by the Borrower as of the date of this Agreement is accurately set forth beside his or its name on Schedule A annexed hereto.


                                    ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1 Amendments, etc. No amendment or waiver of any provision of this Agreement or consent to any departure by Argyle herefrom shall in any event be effective unless the same shall be in writing and signed by the Senior Lenders, and then such waiver or consent shall be effective only in the specific instance and the specific purpose for which given.

         SECTION 5.2 Expenses. Argyle agrees to pay, on demand, to the Senior Lenders the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Agent or any Senior Lender may incur in connection with the exercise or enforcement of any of the Senior Lenders' rights, remedies or interests hereunder against Argyle to the extent Argyle breaches any of the covenants or provisions contained in this Agreement.

         SECTION 5.3 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person (or by personal delivery, delivery service or overnight courier service) with receipt acknowledged, or telecopied with receipt acknowledged, or sent by certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Borrower:        Spatialight, Inc.
                                    8-C Commercial Boulevard
                                    Novato, California 94949
                                    Attention: Michael H. Burney
                                    (415) 883-1693
                                    (415) 883-3363 (Fax)

         If to Argyle:              Argyle Capital Management Corporation
                                    14 East 82nd Street
                                    New York, NY 10028
                                    212-517-7313
                                    212-517-4031 (Fax)

         If to any November
         Lender:                    At the address set forth for
                                    such Lender on Schedule A
                                    annexed hereto

         If to Agent:               Steven F. Tripp
                                    2021 Brook Highland Ridge
                                    Birmingham, AL 35242
                                    205-991-3375
                                    205-991-3376 (Fax)

         If to any August
         Lender:                    c/o Argyle Capital Management Corporation
                                    14 East 82nd Street
                                    New York, NY 10028
                                    212-517-7313
                                    212-517-4031 (Fax)

or at such other address or facsimile number as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, in person, by delivery service or by overnight courier service, with receipt acknowledged, or the date of the telecopy transmission, with receipt acknowledged or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, approval, declaration or other communication. A copy of any notice sent by telecopier shall be sent by personal delivery or courier service. Delivery of said notice shall be deemed to have been made on the earlier of receipt of the telecopy notice or the copy of said notice sent by personal delivery or courier service.

         SECTION 5.4 Governing Law. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York.

         SECTION 5.5 Invalidity. In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof; and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

         SECTION 5.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 5.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Execution and delivery by facsimile shall constitute good and valid execution and delivery unless and until replaced or substituted by an original executed instrument.

         IN WITNESS WHEREOF, the parties have executed this Intercreditor Agreement as of the date set forth above.

SPATIALIGHT, INC., a New York corporation

By:
   --------------------------------------
                   Michael H. Burney
                Chief Executive Officer

ARGYLE CAPITAL MANAGEMENT CORPORATION,
a Delaware corporation

By:
   --------------------------------------
              Robert A. Olins, President

THE AUGUST LENDERS:

JERRY WHITLOCK, an individual
By: ARGYLE CAPITAL MANAGEMENT CORPORATION,
a Delaware corporation, as agent

By:
   --------------------------------------
              Robert A. Olins, President

MANSOUR RASNAVAD, an individual
By: ARGYLE CAPITAL MANAGEMENT CORPORATION,
a Delaware corporation, as agent

By:
   --------------------------------------
              Robert A. Olins, President

 NETWORK FINANCE INCORPORATED,
a _____________________corporation,
By: ARGYLE CAPITAL MANAGEMENT CORPORATION,
a Delaware corporation, as agent

By:
   --------------------------------------
              Robert A. Olins, President


FARHAD AZIMA, an individual
By: ARGYLE CAPITAL MANAGEMENT CORPORATION,
a Delaware corporation, as agent

By:
   --------------------------------------
              Robert A. Olins, President

THE NOVEMBER LENDERS:

[Signature lines of Filing Persons omitted]

ACCEPTED AND AGREED TO:



-----------------------------------------
        Steven F. Tripp, as Agent

                                   EXHIBIT A

                               Schedule of Lenders

Lender                                                 Number of Shares      Investment Amount
------                                                 ----------------      -----------------
Ronald A. Weyers                                            111,110.67              $83,333.00
Jeffrey J. Weyers                                           111,110.67              $83,333.00
Robert J. Weyers                                            111,110.67              $83,333.00
Matthew A. King                                              50,000.00              $37,500.00
Robert O. Rolfe                                              66,666.67              $50,000.00
John W. Eakin                                                33,333.33              $25,000.00
Bryan B. Starr, Sr.                                          33,333.33              $25,000.00
Bryan B. Starr, Jr.                                          33,333.33              $25,000.00
Robert E. Woods                                              66,666.67              $50,000.00
Marcia K. Tripp                                             133,333.33             $100,000.00
Wayne Patrick Tripp Trust                                    66,666.67              $50,000.00
Lisa Marie Tripp Trust                                       66,666.67              $50,000.00
Steven Francis Tripp                                        133,333.33             $100,000.00
FBO Jimmie H. Harvey, M.D.                                  166,666.67             $125,000.00
Birmingham Hematology & Oncology Associates, SLB
Flex Prototype P/S Plan DTD 10-17-85
Jimmie H. Harvey, M.D.                                      166,666.67             $125,000.00
Hilliard Limited Partnership                                200,000.00             $150,000.00
Dan Hilliard                                                133,333.33             $100,000.00
Wallace J. Hilliard Flint Trust                             133,333.33             $100,000.00
Paul Klister                                                 33,333.33              $25,000.00
Jefferson R. Cobb                                           100,000.00              $75,000.00